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Exhibit 99.03

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2001

	Silicon Image	CMD	Pro Forma Adjustments		Pro Forma Balances
Assets
Current assets:
Cash and cash equivalents	$36,808,000	$51,000	$—		$36,859,000
Short-term investments	20,725,000	—	—		20,725,000
Accounts receivable, net	4,198,000	5,015,000	—		9,213,000
Inventories	3,269,000	7,535,000	—		10,804,000
Prepaid and other current assets	1,714,000	432,000	—		2,146,000

Total current assets	66,714,000	13,033,000	—		79,747,000
Property and equipment, net	4,486,000	5,940,000	—		10,426,000
Goodwill and intangible assets, net	19,132,000	—	29,123,000	(A)	48,255,000
Other assets	2,154,000	116,000	—		2,270,000

	$92,486,000	$19,089,000	$29,123,000		$140,698,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,370,000	$3,179,000	$—		$5,549,000
Accrued liabilities	4,642,000	2,475,000	865,000	(A)	7,982,000
Capital lease and other obligations, current	1,166,000	801,000	—		1,967,000
Notes payable, current	—	4,003,000			4,003,000
Deferred margin on sales to distributors	3,199,000	—	—		3,199,000

Total current liabilities	11,377,000	10,458,000	865,000		22,700,000
Capital lease and other obligations, long term	805,000	437,000	—		1,242,000

Total liabilities	12,182,000	10,895,000	865,000		23,942,000

Stockholders' equity
Common stock	54,000	1,264,000	6,000	(A)	60,000
			(1,264,000)	(B)
Additional paid-in capital	138,627,000	—	44,260,000	(A)	182,887,000
Notes receivable from stockholders	(162,000)	—	—		(162,000)
Unearned compensation	(8,032,000)	—	(6,314,000)	(A)	(14,346,000)
Retained earnings	(50,183,000)	6,930,000	(1,500,000)	(A)(E)	(51,683,000)
			(6,930,000)	(B)

Total stockholders' equity	80,304,000	8,194,000	28,258,000		116,756,000
Commitments and contingencies

	$92,486,000	$19,089,000	$29,123,000		$140,698,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2000

	Silicon Image	CMD	Pro Forma Adjustments		Pro Forma Balances
Total revenue	$50,035,000	$40,082,000	$—		$90,117,000
Cost of product revenue	18,798,000	19,668,000			38,466,000
Research and development expenses	12,811,000	14,933,000	—		27,744,000
Selling, general and administrative expenses	18,902,000	9,357,000	—		28,259,000
In-process research and development	8,410,000	—	—		8,410,000
Amortization of goodwill and intangible assets	4,356,000	—	13,105,000	(C)	17,461,000
Stock compensation and warrant expense	13,616,000	—	4,294,000	(D)	17,910,000

Total cost and operating expenses	76,893,000	43,958,000	17,399,000		138,250,000
Loss from operations	(26,858,000)	(3,876,000)	(17,399,000)		(48,133,000)
Interest income and other, net	3,983,000	(201,000)	—		3,782,000

Net loss before provision for income taxes	(22,875,000)	(4,077,000)	(17,399,000)		(44,351,000)
Provision for income taxes	368,000	35,000	(403,000)	(F)	—

Net loss	$(23,243,000)	$(4,112,000)	$(16,996,000)		$(44,351,000)

Net loss per share:
Basic and diluted	$(0.47)				$(0.79)

Weighted average shares	49,720,000		6,438,000		56,158,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Six Months Ended June 30, 2001

	Silicon Image	CMD	Pro Forma Adjustments		Pro Forma Balances
Total revenue	$22,452,000	$12,330,000	$—		$34,782,000
Cost of product revenue	9,843,000	7,713,000	—		17,556,000
Research and development expenses	10,053,000	4,464,000	—		14,517,000
Selling, general and administrative expenses	8,878,000	4,744,000	—		13,622,000
Amortization of goodwill and intangible assets	5,174,000	—	6,553,000	(C)	11,727,000
Stock compensation and warrant expense	5,146,000	—	2,147,000	(D)	7,293,000
In-process research and development	1,500,000	—	—		1,500,000

Total cost and operating expenses	40,594,000	16,921,000	8,700,000		66,215,000
Loss from operations	(18,142,000)	(4,591,000)	(8,700,000)		(31,433,000)
Interest income and other, net	1,602,000	(306,000)	—		1,296,000

Net loss	$(16,540,000)	$(4,897,000)	$(8,700,000)		$(30,137,000)

Net loss per share:
Basic and diluted	$(0.31)				$(0.52)

Weighted average shares	53,073,000		5,307,000		58,380,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Presentation

  On June 7, 2001, the Company issued approximately 6.4 million shares of its common stock in exchange for all outstanding shares of CMD and upon closing, the Company refinanced CMD's debt outstanding under the revolving note payable, the term note due on March 1, 2003, and the multiple disbursement note for the amounts then outstanding. This new loan matures in September 2001, is secured by a certificate of deposit totaling $3.1 million, and bears interest at 2% above the rate in effect under the certificate of deposit (3.5% at June 30, 2001).

  This acquisition was accounted for using the purchase method of accounting in accordance with APB Opinion No. 16. The purchase method of accounting requires the purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The pro forma financial information has been prepared on the basis of assumptions described in the accompanying notes and includes assumptions relating to the allocation of the consideration paid for the assets and liabilities of CMD based on estimates of their fair values.

  The unaudited pro forma condensed combined balance sheet as of March 31, 2001 gives effect to the acquisition as if it had occurred on March 31, 2001. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and for the six months ended June 30, 2001 give effect to the acquisition as if it had occurred on January 1, 2000.

  The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results.

  The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Silicon Image included in its Form 10-K and Form 10-Q filed April 2, 2001 and May 15, 2001, respectively, with the Securities and Exchange Commission, and the historical financial statements of CMD included in Amendment No. 1 to this Form 8-K, filed August 10, 2001.

(2) Purchase Price Allocation

  On June 7, 2001, the Company issued approximately 6.4 million shares of its common stock in exchange for all outstanding shares of CMD. The total purchase price for this acquisition was $45.1 million, consisting of common stock with a fair value of $30.7 million, 3.7 million stock options with a fair value of $13.6 million, and transaction costs, consisting of investment advisory, legal and other professional service fees, of $865,000. Common stock was valued at $4.94 per share using the Company's average stock price for the four day period ended June 7, 2001 and has been reduced for known contingencies pursuant to the Escrow Agreement. Stock options were valued using the Black-Scholes option pricing model, applying a weighted average expected life of 2.75 years, a weighted average risk-free rate of 5.0%, an expected dividend yield of zero percent, a volatility of 90% and a deemed fair value of $4.94 per share. The intrinsic value of these options, totaling approximately $6.3 million, has been recorded as unearned compensation.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

  The Company's allocation of the aggregate purchase price is based on management's analysis and estimates of the fair values of the tangible assets, intangible assets and in-process research and development, which was expensed during the quarter ended June 30, 2001. Intangible assets recorded in connection with this acquisition will be amortized to expense over their estimated useful lives. However, effective January 1, 2002, upon the adoption of Statement of Financial Accounting Standard No. 142, goodwill and certain intangible assets will no longer be amortized to earnings, but will be subject to periodic testing for impairment. The purchase price allocation and related amortization periods are summarized below:

Net assets acquired	$8,194,000
Acquired technology	10,178,000	18-42 months
Unearned compensation	6,314,000	30 months
Acquired workforce	2,340,000	24 months
Customer agreement	1,939,000	24 months
In-process research and development expense	1,500,000
Trade name	435,000	42 months
Goodwill	14,231,000	42 months

	$45,131,000

(3) Purchase Adjustments

  The following adjustments were made to develop the pro forma condensed combined financial statements:

  (A)
  To record shares issued and estimated transaction costs incurred in connection with the acquisition and to allocate the purchase price to intangible assets and unearned compensation.

  (B)
  To eliminate the stockholders' equity accounts of CMD.

  (C)
  To amortize goodwill and other intangible assets.

  (D)
  To amortize unearned compensation.

  (E)
  The Company will expense in-process research and development at the consummation of the acquisition. The unaudited pro forma condensed combined statements of operations do not include in-process research and development expense of $1.5 million since it is non-recurring. This amount was expensed during the three months ended June 30, 2001.

  (F)
  To reverse the provision for income taxes based on the pro forma combined net loss position.

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  Exhibit 99.03
Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2001
Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended December 31, 2000
Unaudited Pro Forma Condensed Combined Statement of Operations Six Months Ended June 30, 2001
Notes to Unaudited Pro Forma Condensed Combined Financial Information
Notes to Unaudited Pro Forma Condensed Combined Financial Information